Exhibit 10.1
FIRST AMENDMENT
to
EXCLUSIVE LICENSE AGREEMENT

This First Amendment to The Exclusive License Agreement (the “Amendment”), effective as of July 12, 2023 (the “Amendment Effective Date”), is entered into by and between Factor Bioscience Limited, a company organized and existing under the laws of Ireland (“Licensor”), and Eterna Therapeutics Inc., a corporation organized and existing under the laws of the State of Delaware (“Licensee”). Licensor and Licensee may each be referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Licensor and Licensee have entered into an Exclusive License Agreement effective February 20, 2023 (the “Agreement”); and

WHEREAS, the Parties wish to amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The Parties agree to amend the Agreement as of the Amendment Effective Date as follows:

i.	Section 1.12 is deleted in its entirety and replaced with the following:

““Field” means all human and veterinary uses. For the avoidance of doubt, the Field does not include agricultural uses.”

ii.	Section 1.27 is deleted in its entirety and replaced with the following:

““Success Milestone” means actual receipt by Licensor of at least six million U.S. dollars ($6,000,000) paid by Licensee pursuant to Section 5.1.”

iii.	Section 2.2 (Sublicensing.) is amended by replacing “twenty million dollars ($20,000,000) in cash” with “that does not have at least ten million dollars ($10,000,000) in cash”.

iv.	Section 5.1 (Royalties on Sublicense Fees.) is deleted in its entirety and replaced with the following:

“5.1          Royalties on Sublicense Fees.

Licensee shall, within thirty (30) days of receipt of any Sublicense Fees, (a) pay to Licensor twenty percent (20%) of any such Sublicense Fees received in connection with any Existing Opportunities or Opportunities Identified during the Term (which, for clarity, includes both the Initial Term and any Renewal Term) and (b) provide to Licensor a report specifying the source and nature of the Sublicense Fees, the gross amount of Sublicense Fees received, any applicable fees, credits or deductions permitted pursuant to this Agreement, and the net amount of Sublicense Fees payable to Licensor. Licensee shall pay in U.S. dollars all amounts due to Licensor pursuant to this Agreement. All payments due to Licensor hereunder shall be made by wire transfer of immediately available funds into an account designated by Licensor.”

v.	A new Section 5.5 is added to the Agreement as follows:

“5.5          Maintenance Fees.

Beginning on September 9, 2024, and on the ninth (9th) day of each calendar month during the Term thereafter (which, for clarity, includes both the Initial Term and any Renewal Term), Licensee shall pay Licensor an amount equal to four hundred sixteen thousand six hundred sixty-seven U.S. dollars ($416,667).

vi.	Section 7.1 (Term.) is deleted in its entirety and replaced with the following:

“7.1          Term.

The term of this Agreement (the “Term”) will begin on the Effective Date and will expire, in its entirety, on the Expiration Date (the “Initial Term”) unless earlier terminated under the provisions of this Section 7; provided however that, the Initial Term shall automatically extend for an additional five (5) years (the “Renewal Term”) if the Success Milestone has been met during the Initial Term, provided further that Licensee may, at any time during the Initial Term, pay Licensor an amount equal to the remaining amount necessary to meet the Success Milestone, and, upon actual receipt by Licensor of such payment during the Initial Term, the Success Milestone will be deemed to be met and the Initial Term shall automatically be extended by the Renewal Term upon the Expiration Date.”

vii.	Section 7.2.7 is deleted in its entirety.

2.	All capitalized terms used herein and not defined herein have the respective meanings provided therefor in the Agreement.

3.
Unless as specifically modified by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect, and, on and following the Amendment Effective Date the term “this Agreement” in the Agreement means the Agreement as amended by this Amendment.

4.
This Amendment may be executed by original or facsimile signature in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together will constitute one and the same agreement.

Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment by their respective authorized representatives:

FACTOR BIOSCIENCE LIMITED

By:	/s/ Christopher Rohde
Name: Christopher Rohde
Title: Director, Factor Bioscience Limited

ETERNA THERAPEUTICS INC.

By:	/s/ Sandra Gurrola
Name: Sandra Gurrola
Title: V.P. of Finance, Eterna Therapeutics Inc.